Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of DIRTT Environmental Solutions Ltd. (the Registrant) of our report dated February 25, 2020 relating to the financial statements of the Registrant, which appear in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Calgary, Alberta, Canada

May 26, 2020